FT 335

                         TRUST AGREEMENT

                      Dated:  April 7, 1999

     The Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


FOR THE DOW (sm) TARGET 5 FLEXPORTFOLIO, APRIL 1999 SERIES ("TARGET
                            5 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is April  7,
1999.

     J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

     K. The Depositors compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0000 per Unit.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


FOR THE DOW (sm) TARGET 10 FLEXPORTFOLIO, APRIL 1999 SERIES ("TARGET
                           10 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is April  7,
1999.

     J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

     K. The Depositors compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0000 per Unit.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


     FOR THE S&P TARGET 10 FLEXPORTFOLIO, APRIL 1999 SERIES


                     ("S&P TARGET 10 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is April  7,
1999.


     J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

     K. The Depositors compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


    FOR THE NASDAQ TARGET 15 FLEXPORTFOLIO, APRIL 1999 SERIES


                   ("NASDAQ TARGET 15 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is April  7,
1999.


     J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

     K. The Depositors compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.


                            PART III

     A. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 335.

     B. Notwithstanding anything to the contrary in the Prospectus, parties to the trust agreement are hereby advised:

          The  Trusts  are  not  sponsored,  endorsed,  sold   or
     promoted  by  Dow Jones & Company, Inc. ("Dow Jones").   Dow
     Jones makes no representation or warranty, express or implied, to the owners of the Trusts or any member of the public regarding the advisability of investing in securities generally or in the Trusts particularly. Dow Jones' only relationship to the Sponsor is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial Average (SM), which is determined, composed and calculated by Dow Jones without regard to the Sponsor or the Trusts. Dow Jones has no obligation to take the needs of the Sponsor or the owners of the Trusts into consideration in determining, composing or calculating to
     Dow   Jones  Industrial  Average (SM). Dow  Jones   is   not
     responsible   for   and   has  not   participated   in   the
     determination of the timing of, prices at, or quantities  of
     the  Trusts  to  be  issued  or  in  the  determination   or
     calculation of the equation by which the Trusts  are  to  be
     converted  into  cash.   Dow  Jones  has  no  obligation  or
     liability in connection with the administration, marketing or trading of the Trusts.

          DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE (SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY
     FOR  ANY  ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.   DOW
     JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE SPONSOR, OWNERS OF THE TRUSTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE (SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE (SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

     C. The term "Principal Account" as set forth in the Standard Terms and Conditions of Trust shall be replaced with the term "Capital Account."

     D.   Section 1.01(2) shall be amended to read as follows:

           "(2) "Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     E.   Section 1.01(3) shall be amended to read as follows:

          "(3)  "Evaluator" shall mean First Trust Advisors  L.P.
     and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     F.   Section 1.01(4) shall be amended to read as follows:

          "(4)  "Portfolio  Supervisor" shall  mean  First  Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     G.   Section 1.01(26) shall be added to read as follows:

          "(26) The term "Rollover Unit holder" shall be defined as set forth in Section 5.05, herein."

     H.   Section 1.01(27) shall be added to read as follows:

          "(27)   The  "Rollover  Notification  Date"  shall   be
     defined as set forth in the Prospectus under "Summary of Essential Information."

     I.   Section 1.01(28) shall be added to read as follows:

          "(28)   The  term  "Rollover  Distribution"  shall   be
     defined as set forth in Section 5.05, herein."

     J.   Section 1.01(29) shall be added to read as follows:

          "(29)  The term "Distribution Agent" shall refer to the
     Trustee  acting  in  its  capacity  as  distribution   agent
     pursuant to Section 5.05 herein."

     K.   Section 1.01(30) shall be added to read as follows:

          "(30)   The  term  "Special Redemption and  Liquidation
     Period" shall be as set forth in the Prospectus under "Summary of Essential Information."

     L. Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:

          (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this
     Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

          (4) Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

          (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the
     Trust  as  of the date of the deposit or receivable  by  the
     Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion."

     M. The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

          "The Trustee may allow the Depositor to substitute for any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

     N.   Section 2.03(a) of the Standard Terms and Conditions of
Trust shall be amended by adding the following sentence after the first sentence of such section:

          "The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

     O.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

          "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositors reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the conclusion of the primary offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositors obligation  to  make such delivery shall be secured  by  the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the conclusion of the primary offering period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with
     Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

      P.    The  second paragraph of Section 3.02 of the Standard
Terms and Conditions is hereby deleted and replaced with the following sentence:

          "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

     Q. Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such
     Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

          Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) the following reinvestment option:

               The Trustee will, for any Unit holder who provides
          the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the third business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital
          Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph."

     R. Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

      S.    Paragraph (c) of Subsection II of Section 3.05 of the
Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

     T.    Section 3.05 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended to include the following subsection:

          "Section 3.05.I.(e) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14.

      U.    Section 3.11 of the Standard Terms and Conditions  of
Trust is hereby deleted in its entirety and replaced with the following language:

          "Section 3.11. Notice to Depositor.

          In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

          In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

          Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

          Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall provide to all Unit holders of such Trust notices of such acquisition in the Trustee's annual report unless prior notice is directed by the Depositor."


     V. The first sentence of Section 3.13. shall be amended to read as follows:

          "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such portfolio supervision services for the Trust, but at no time will the total amount received for portfolio supervision services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Portfolio Supervisor of supplying such services in such year."

     W.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.14.:

          "Section 3.14. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Depositor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such bookkeeping and administrative services for the Trust, but at not time will the total amount received for bookkeeping and administrative services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Depositor of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Income and Capital Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
     Section 3.14.

          Any  moneys payable to the Depositor pursuant  to  this
     Section 3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     X.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.15:

          "Section 3.15. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     Y.    Notwithstanding anything to the contrary  in  Sections
3.15 and 4.05 of the Standard Terms and Conditions of Trust, so long as Nike Securities L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor.

     Z. The first sentence of Section 4.03. shall be amended to read as follows:

     "As compensation for providing evaluation services under this Indenture, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee equal to the amount specified as compensation for the Evaluator in the Trust
Agreement, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Evaluator, upon which, as to the cost incurred by the Evaluator of providing services hereunder the Trustee may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05."

     AA.   Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

     (i)  The second sentence of the first paragraph of Section
5.01 shall be amended by deleting the phrase "and (iii)" and adding the following "(iii) amounts representing unpaid accrued organizational and offering costs, (iv) amounts representing unpaid accrued deferred sales charge, and (v)";

     (ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

          "Prior to the payment to the Depositor of its reimbursable organization costs to be made at the conclusion of the primary offering period in accordance with Section 3.01, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

     BB.    Section 5.02 of the Standard Terms and Conditions  of
Trust is amended by adding the following after the second paragraph of such section:

          "Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section
     5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

          Subject to the restrictions set forth in the prospectus Unit holders of the Target 5 Trust, the Target 10 Trust, the S&P Target 10 Trust or The Nasdaq Target 15 Trust may redeem 1,000 Units or more of such Trust and request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Securities in such Trust, in whole shares, and
     (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to Section 5.05 with respect to Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."

     CC.   The following Section 5.05 shall be added:

          "Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of the Target 5 Trust, the Target 10 Trust, The S&P Target 10 Trust, or The Nasdaq Target 15 Trust (the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include in the notice sent to Unit holders specified in Section 8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Unit(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of a New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business on the Rollover Notification Date. The notice and form of election to be sent to Unit holders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distributions Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions

          All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled during the Special Redemption and Liquidation Period on such date or dates specified by Depositor. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the redemption date equal to the net asset value (determined on the basis of the Trust Fund Evaluation as of the redemption date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the redemption date.

          All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall, unless directed otherwise by the Depositor, employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption, Liquidation and Investment in a New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

          Upon completion of all sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the
     Units  as  to  which there was a cash shortfall without  any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Units of a New Series will be uncertificated unless and until the Rollover Unit holder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          (b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer any new Trust Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

          (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive indemnification and reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."

     DD.   Paragraph (g) of Section 6.01 of the Standard Terms and
Conditions of Trust is hereby amended by inserting the following after the first word thereof:

          "(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Trust during the initial offering period, or (ii)"

     EE.   The  first sentence of the second paragraph of Section
6.04 shall be amended to include the phrase "license fees, if any," immediately after the reference to legal and auditing expenses.

     FF. The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

     "In case at any time the Trustee shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trustee in an involuntary case, or the Trustee shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Trustee or for any substantial part of its property shall be appointed, or the Trustee shall make any general assignment for the benefit of creditors, or shall generally fail to pay its debts as they become due, or if the Sponsor shall determine in good faith that there has occurred either (1) a material deterioration in the creditworthiness of the Trustee or (2) one or more negligent acts on the part of the Trustee having a materially adverse effect, either singly or in the aggregate, on the Trust or on one or more Trusts of one or more Funds, such that the replacement of the Trustee is in the best interests of the Unit holders, the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee."

     GG.   Section  8.02 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

          (i) The fourth sentence of the second paragraph shall be deleted and replaced with the following:

          "The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of
     business   ten   business  days  prior  to   the   Mandatory
     Termination Date."

          (ii) The first sentence of the fourth paragraph shall be deleted and replaced with the following:

          "Commencing no earlier than the business day following that date on which Unit holders must submit to the Trustee notice of their request to receive an in-kind distribution of Securities at termination, the Trustee will liquidate the Securities not segregated for in-kind distributions during such period and in such daily amounts as the Depositor shall direct."

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    NIKE SECURITIES L.P.,
                                       Depositor


                                    By     Robert M. Porcellino
                                           Senior Vice President



                                    THE CHASE MANHATTAN BANK,
                                       Trustee


                                    By        Rosalia Raviele
                                              Vice President
[SEAL]

ATTEST:

Joan Currie
Assistant Treasurer


                                    FIRST TRUST ADVISORS L.P.,
                                       Evaluator


                                    By     Robert M. Porcellino
                                           Senior Vice President



                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                    By     Robert M. Porcellino
                                           Senior Vice President

                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
                             FT 335

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)